UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2020, Lexington Realty Trust (the “Trust”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Trust agreed to sell to Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and each of the other underwriters named in Schedule I thereto (collectively, the “Underwriters”) $400.0 million aggregate principal amount of its 2.700% Senior Notes due 2030 (the “Notes”). The Notes were offered by the Trust at an initial offering price of 99.233% of their face value, to yield 2.788%.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification provisions. The Notes were sold pursuant to an automatically effective shelf registration statement on Form S-3ASR (File No. 333-223257) filed with the Securities and Exchange Commission on February 27, 2018, relating to the public offering from time to time of certain securities, including the Notes, pursuant to Rule 415 of the Securities Act of 1933, as amended, a preliminary prospectus supplement dated August 14, 2020 and a related final prospectus supplement dated August 14, 2020. The closing of the offering and delivery of the Notes are expected to take place on August 28, 2020, subject to the satisfaction of customary closing conditions.

The proceeds from the offering, after deducting discounts of the Underwriters of the Notes and estimated expenses, are estimated to be approximately $393.3 million. The Trust intends to use the net proceeds from the sale of the Notes to fund the previously announced tender offers for up to the maximum combined aggregate principal amount of $300.0 million of its outstanding 4.25% Senior Notes due 2023 and 4.40% Senior Notes due 2024, with the remaining net proceeds to be used for general corporate purposes, including, without limitation, paying down amounts outstanding under its revolving credit facility and acquisitions it may identify in the future.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 8.01.	Other Information.

On August 14, 2020, the Trust issued a press release announcing the pricing of the underwritten transaction described in Item 1.01 above. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

1.1	Underwriting Agreement, dated August 14, 2020, among the Trust, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and each of the other underwriters named in Schedule I thereto.
99.1	Press Release, dated August 14, 2020
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2020	Lexington Realty Trust By: /s/ Beth Boulerice Beth Boulerice Chief Financial Officer